Exhibit 99.1

Lakeland Industries, Inc. Reports Fiscal 2015 Fourth Quarter and Year End Financial Results

Company Expects Continued Improvements in Fiscal 2016 Operating Results

RONKONKOMA, NY – May 18, 2015 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of protective clothing for industry, healthcare and to first responders on the federal, state and local levels, today announced financial results for its fiscal 2015 fourth quarter and year end ended January 31, 2015. For financial reporting presentation purposes, the operating results in Brazil are excluded from many of the statements in this announcement because the Company’s commercial lender has excluded Brazil from most covenant calculations, as well as other factors, including the Company’s recent determination to exit Brazil. The Company’s Brazilian operations have resulted in significant losses for the past three years, the inclusion of which the Company believes distorts the analysis for the balance of the consolidated global businesses.

Fiscal 2015 Fourth Quarter and Full Year Financial Results Highlights

•	Revenue Growth
o	Q4 Sales worldwide were $26.5 million (“M”) this year and $22.2M last year, an increase of 19.4%. Excluding Brazil, sales were $25.3M this year compared with $20.4M last year, an increase of 24.0%.
o	Fiscal year 2015 sales were $99.7M and $91.4M last year, an increase of 9.1%. Worldwide sales, excluding Brazil, were $93.4M this year compared with $84.1M last year, an increase of 11.0%.
•	Margin Improvement and Expense Management
o	Q4 Gross margin worldwide was a record 37.5%, compared to 28.2% last year. Excluding Brazil, gross margin increased from 29.8% last year to 37.7% this year.
o	Gross margin this year was 33.9% compared with 27.2% last year. Excluding Brazil, gross margin was 33.9% this year and 29.9% last year.
o	Q4 Operating expenses worldwide increased by $1.1M and decreased as a percent of sales to 29.2% from 29.9% last year. Operating expenses for Lakeland worldwide, excluding Brazil, increased by $0.7M.
•	Significant Increases in Operating Income and Adjusted EBITDA*
o	Q4 Operating income increased to $2.2M from an operating loss of $(0.4)M last year. Excluding Brazil, operating income was $3.0M this year as compared with $0.3M last year.
o	Operating income in FY15 was $5.0M compared with a loss of $(0.4)M last year. Excluding Brazil, operating income was $7.0M in FY15 as compared to $4.0M for the same period last year.
o	Q4 Adjusted EBITDA worldwide this year was $2.9M vs. $1.4M last year. Excluding Brazil, Adjusted EBITDA was $3.5M this year vs. $1.6M last year.
o	Adjusted EBITDA for FY15 was $8.5M and $5.6M last year. Excluding Brazil, FY15 Adjusted EBITDA was $9.9M and $7.9M last year.
•	Net Income Growth
o	Net income this year included a non-cash charge of $2.0M, net of tax of $0.3M (or $0.35 per share net of tax), for early extinguishment of Subordinated Debt, $0.6M, net of tax of $0.4M (or $0.10 per share), for a non-cash charge for the equity compensation relating to the change in the performance level of the restricted stock plan to the maximum performance level, of $0.08 per share for tax on a dividend from China and various smaller foreign tax adjustments; the early extinguishment charge consisted of writing off original issue discount (“OID”) and unamortized fees. Net income further includes a $9.5M tax benefit in the US from a worthless stock deduction for Brazil (or $1.53 per share). Without Brazil and the above items, the EPS for FY15 would have been $0.78.
o	Q4 Net income this year includes a $9.5M tax benefit in the US from Brazil (or $1.35 per share), and Brazil losses of $(0.11) per share excluding this tax benefit. Q4 EPS without Brazil and excluding the tax benefit was $0.36.
o	Q4 Net income of $11.3M or $1.60 per share vs. net loss of $(1.6M) or $(0.27) per share last year.
o	Brazil net income this year was $6.7M including the $9.5M tax benefit or $1.08 per share (loss of $0.47 per share without tax benefit and without early extinguishment of debt of $0.02) compared with a net loss of $(6.0M) or $(1.05) per share last year.
•	Completed PIPE equity raise of $11.1M in Q3.

•	Balance Sheet Strengthened
o	Cash and equivalents decreased by 4.0% from $7.0M at end of Q3 this year to $6.8 M at end of Q4; such balances increased by 48.5% since beginning of fiscal year.
o	Paid off subordinated debt; Total debt reduced from beginning of year. This has been accretive to EPS by $0.04 for Q4 FY15 and is expected to add $0.16 in FY16 including subordinated debt payoff and reduction in the senior debt balances.
o	Stockholders’ Equity at end of fiscal 2015 increased by 42% from end of prior year.

*Includes non-GAAP measures – see table included herein for reconciliation to GAAP measures

Management’s Comments

Christopher J. Ryan, President and Chief Executive Officer of Lakeland Industries, stated, “Fiscal year 2015 was remarkable on many fronts, including significant progress in raising awareness of the Lakeland brand worldwide and improving our financial performance and fiscal health. Among our global initiatives, we announced our determination to exit Brazil which has been losing money for three years during which time it had caused material hardships throughout our Company. We believe we have found a way to exit this business, enhance our focus on the areas of growth throughout our otherwise expanding global operating footprint, and improve our overall financial performance.

“Lakeland Industries’ global consolidated sales excluding Brazil grew by 11% in fiscal 2015, with a 24% increase in the fourth quarter driven by sales in connection with the Ebola crisis for which we ramped up our capacity production. Ebola related sales activity aided in our efforts to more meaningfully break into the private and public sector healthcare market. Lakeland branded products were featured on numerous news reports as purchase orders were received from North American and European buyers. Beyond the traditional growth we have been experiencing, our sales in the fourth quarter relating to protective apparel used to combat the Ebola outbreak will similarly impact the first quarter of the present fiscal year.

“Reflecting our improving outlook, we were pleased to have raised $11.1 million in October through an offering of our common stock. The net proceeds from this offering were used to reduce debt. We ended fiscal 2015 by reducing our total debt by nearly 40% from the end of the prior year, including the elimination of some of our most expensive debt. In turn, the reduction of interest service will contribute to our efforts to improve profitability and cash flow. Lakeland Industries recorded sizable increases in cash flow or Adjusted EBITDA as well as net income, although these improvements were aided and sometimes partially offset by items which are one-time in nature primarily related to our exit from Brazil and early extinguishment of debt. The common denominators are that we ended the year in a materially improved financial condition and demonstrated the strength of our global product line and manufacturing capabilities.

“While Lakeland Industries does not provide specific guidance for its future financial results performance, we presently have sufficient visibility and confidence in delivering continued improved operating results in the current fiscal year which began February 1, 2015. We expect improved traction for our consolidated global businesses in fiscal 2016, excluding the discontinued operations in Brazil, with improved performance in sales, operating profit, net income and cash flow.”

Brazil Operations

As previously disclosed, the Company has determined to exit Brazil. As part of its exit strategy, a sale of the Brazilian operations to a current officer of its Brazilian subsidiary, subject to negotiation and entry into a definitive agreement, has been approved by the Company’s Board of Directors. The sale would involve the assumption of a substantial amount of liabilities by the buyer and additional funding from the Company.  Any such sale or other action is subject to the approval of the Company's senior lender, Alostar Bank of Commerce.  Based upon management's discussions with Alostar, the Company anticipates receiving formal approval from the bank in approximately 30 days.

The Company’s banking covenants are mainly based on world-wide adjusted EBITDA, excluding Brazil. Further, there is a covenant prohibiting any new cash investment or advances from the parent company into Brazil. The bank has structured this in a way that allows management the freedom to restructure in Brazil. Approval for the Company’s exit plan for Brazil is currently pending from its lender.

Commencing with its first fiscal quarter 2016 ended April 30, 2015, historical and future financial results from the Brazilian operations will be reflected as discontinued operations in accordance with Generally Accepted Accounting Principles ("GAAP"). Discontinued operations accounting will entail the reclassification of all of the financial results of the Brazil operations within the consolidated financial results of the parent company, and a restatement of prior periods to reflect the same treatment. The global operations of Lakeland Industries excluding Brazil will be shown in financial reports as Continuing Operations.

Operating Earnings and Adjusted EBITDA - Lakeland Consolidated with and without Brazil

	Quarter Ended January 31, 2015			Quarter Ended January 31, 2014
	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil
Sales	$26,524	$1,218	$25,306	$22,222	$1,814	$20,408
Year over Year growth	19.4%	(32.9%)	24.0%	-----	-----	-----

Gross Profit	9,942	409	9,533	6,249	170	6,079
Gross Margin	37.5%	33.6%	37.7%	28.2%	9.4%	29.8%
Operating Expenses	7,732	1,219	6,513	6,638	838	5,800
Operating expense as % of sales	29.2%	100.1%	25.7%	29.9%	46.2%	28.4%
Operating Income	2,210	(810)	3,020	(389)	(668)	279
Less Other (income) Expenses mainly early extinguishment of debt	103	87	16	(204)	(204)	-----
Add Other Income	49	-----	49	48	-----	48
Add Depreciation and Amortization	305	48	257	381	75	306
EBITDA	$2,667	$(675)	$3,342	$(164)	$(797)	$633

Equity Compensation	130	-----	130	19	-----	19
Additional Brazil Severance and executive recruiter fee	-----	-----	-----	132	63	69
Brazil additional Foreign Exchange losses (gains)	70	70	-----	204	204	-----
Brazil additional inventory reserve unusual charge	-----	-----	-----	305	305	-----
Brazil Labor Litigation	210	210	-----	-----	-----	-----
Inventory reserve in USA and China- discontinued product lines raw material /finished goods	-----	-----	-----	906	-----	906
Early extinguishment of debt-fee writeoff /gain in Brazil	(133)	(133)	-----	-----	-----	-----
ADJUSTED EBITDA	$2,944	$(528)	$3,472	$1,402	$(225)	$1,627

Cash paid for taxes (foreign)	665	-----	665	374	-----	374
Capital expenditures	500	15	485	147	4	143
Free Cash Flow	$1,779	$(543)	$2,322	$881	$(229)	$1,110

Numbers may not add due to rounding

*This table is a reconciliation of GAAP to non-GAAP Financial Measures.

**Brazil numbers, as presented in this table, include immaterial intercompany transactions.

Operating Earnings and Adjusted EBITDA - Lakeland Consolidated with and without Brazil
	Year ended January 31, 2015			Year ended January 31, 2014
	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil	Lakeland consolidated	Brazil	Lakeland worldwide excluding Brazil
Sales	99,734	6,314	93,420	91,385	7,212	84,173
Year over Year growth	9.1%	(12.5%)	11.0%	-----	-----	-----

Gross Profit	33,712	2,013	31,698	24,833	(309)	25,142
Gross Margin	33.8%	31.9%	33.9%	27.2%	(4.3%)	29.9%
Operating Expenses	28,755	4,016	24,740	25,192	4,102	21,090
Operating expense as % of sales	28.8%	63.6%	26.5%	27.6%	56.9%	25.1%
Operating Income	4,957	(2,002)	6,958	(359)	(4,411)	4,052
Less Other (income) Expenses mainly early extinguishment of debt and labor litigation in Brazil in the current year and VAT tax in Brazil in prior year	(2,419)	(328)	(2,094)	50	-----	50
Add Other Income	(125)	89	(214)	-476	-476	-----
Add Depreciation and Amortization	1,335	227	1,109	1,607	329	1,278
EBITDA	$3,748	$(2,014)	$5,759	$822	$(4,558)	$5,380
Equity Compensation	1,203	-----	1,203	198	-----	198
Additional Brazil Severance and executive recruiter fee	-----	-----	-----	286	186	100
Financing Fees in Other Expense (adjustments)	-----	-----	-----	75	-----	75
Qingdao plant shutdown costs and costs of sale	-----	-----	-----	480	-----	480
Brazil additional Foreign Exchange losses	125	125	-----	475	475	-----
Brazil additional VAT tax charge	76	76	-----	153	153	-----
Brazil additional inventory reserve unusual charge	-----	-----	-----	1,464	1,464	-----
Brazil Labor Litigation	584	584	-----	-----	-----	-----
Change in accounting estimate- OH rates revised	-----	-----	-----	354	-----	354
Inventory reserve in USA and China- discontinued product lines raw material/finished goods	300	-----	300	1,297	-----	1,297
Severance and recruiter charges in USA	112	-----	112	-----	-----	-----
PA plant shutdown costs	235	-----	235	-----	-----	-----
Early extinguishment of debt - fee writeoff / gain in Brazil	2,162	(133)	2,295	-----	-----	-----
ADJUSTED EBITDA	$8,545	$(1,362)	$9,907	$5,604	$(2,280)	$7,884
Cash paid for taxes (foreign)	1,763	-----	1,763	1,331	-----	1,331
Capital expenditures	905	30	875	829	83	746
Free Cash Flow	$5,876	$(1,392)	$7,269	$3,444	$(2,363)	$5,807

Numbers may not add due to rounding
*This table is a reconciliation of GAAP to non-GAAP Financial Measures.
**Brazil numbers, as presented in this table, include immaterial intercompany transactions.

EARNINGS AND EPS: Quarter	Quarter Ended January 31, 2015						Quarter Ended January 31, 2014
	Lakeland consolidated		Brazil		Lakeland worldwide excluding Brazil		Lakeland consolidated		Brazil		Lakeland worldwide excluding Brazil
Operating Income		2,210		(810)		3,018		(389)		(668)		281
Other (Expenses) Income		103		87		16		(204)		(204)		-----
Add Other Income		49		-----		49		48		-----		48
Interest expense		(330)		(158)		(172)		(816)		(215)		(601)
pretax income		2,030		(881)		2,914		(1,359)		(1,087)		(272)
Income tax expense (benefit)		(9,252)		(9,649)		397		251		-----		251
Net income		11,282		8,768		2,517		(1,610)		(1,087)		(523)
# shares for basic EPS (000s)		7,048		7,048		7,048		5,921		5,921		5,921
EPS as reported		$1.601		$1.244		$0.357		$(0.272)		$(0.184)		$(0.088)
EPS adjustments Q4 FY 14:
Q4 FY 14 - EPS effect of various inventory reserve items in USA and China	$	-----	$	-----	$	-----		$0.104	$	-----		$0.104
Q4 FY 15 EPS effect of $9.5mm Brazil tax benefit in USA		$(1.35)		$(1.35)	$	-----	$	-----	$	-----	$	-----
Q4 FY 14 - EPS effect of various Brazil charges - FX, inventory reserves	$	-----	$	-----	$	-----		$0.097		$0.097	$	-----
Q4 EPS as adjusted-FY 15 and FY 14		$0.253		$(0.104)		$0.357		$(0.071)		$(0.087)		$0.016

	Year ended January 31, 2015						Year ended January 31, 2014
YTD:
Operating Income		4,956		(2,002)		6,958		(359)		(4,411)		4,052
Other (Expenses) Income		(2,422)		(328)		(2,094)		(476)		(476)		-----
Add Other Income		(125)		89		(214)		50		-----		50
Interest expense		(2,352)		(674)		(1,678)		(2,186)		(1,082)		(1,104)
pretax income (loss)		57		(2,915)		2,974		(2,971)		(5,969)		2,998
Income tax expense (benefit)*		(8,337)		(9,649)		1,312		(2,851)		-----		(2,851)
Net income		8,38		6,734		1,662		(120)		(5,969)		5,849
# shares for basic EPS (000s)		6,214		6,214		6,214		5,689		5,689		5,689
EPS as reported		$1.351		$1.084		$0.267		$(0.021)		$(1.049)		$1.028
EPS effect - FY 14 reversal of deferred tax valuation $4.5 mm	$	-----	$	-----	$	-----		$(0.810)	$	-----		$(0.810)
FY 14 - EPS effect sale of Qingdao	$	-----	$	-----	$	-----		$0.084	$	-----		$0.084
FY 14 - EPS effect of various Brazil charges - FX, inventory reserves	$	-----	$	-----	$	-----		$0.400		$0.400	$	-----
EPS - tax charges for dividends from China in Q2 and Q3		$0.085	$	-----		$0.085	$	-----	$	-----	$	-----
FY 14 - EPS effect of various inventory reserve items in USA and China	$	-----	$	-----	$	-----		$0.197	$	-----		$0.197
EPS - equity compensation cumulative change to maximum in Q3		$0.102	$	-----		$0.102	$	-----	$	-----	$	-----
EPS net effect of early extinguishment of debt		$0.310		$(0.021)		$0.331	$	-----	$	-----	$	-----
Q4 FY 15 EPS effect of $9.5mm Brazil tax benefit in USA		$(1.529)		$(1.529)	$	-----	$	-----	$	-----	$	-----
EPS as adjusted - Fiscal years ended January 2015 and 2014		$0.320		$(0.467)		$0.786		$(0.149)		$(0.649)		$0.499

Numbers may not add due to rounding *This table is a reconciliation of GAAP to non-GAAP Financial Measures. **Brazil numbers, as presented in this table, include immaterial intercompany transactions.

*The $9.5 million tax benefit from the Brazil worthless stock deduction while a US tax benefit, has been shown in the Brazil column since it is wholly derived from the Brazil losses. This table is intended to show worldwide operations excluding Brazil.

Financial Results Conference Call

Lakeland will host a conference call at 4:30 pm eastern today to discuss the Company’s fiscal 2015 fourth quarter and year-end financial results. The conference call will be hosted by Christopher J. Ryan, Lakeland’s Chief Executive Officer, and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 888-347-6609 (Domestic) or 412-902-4291 (International) or 855-669-9657 (Canada), Pass Code 10063840.

For a replay of this call through May 25, 2015, dial 877-344-7529 (Domestic) or 412-317-0088 (International) or 855-669-9658 (Canada), Pass Code 10063840.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries	Darrow Associates
631-981-9700	631-367-1866
Christopher Ryan, CJRyan@lakeland.com	Jordan Darrow, jdarrow@darrowir.com
Gary Pokrassa, GAPokrassa@lakeland.com

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and consolidated income, excluding Brazil. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except share data)

	January 31,
ASSETS	2015	2014
Current assets		(as restated)
Cash and cash equivalents	$6,762	$4,555
Accounts receivable, net of allowance for doubtful accounts of $525,200 and $588,800 at January 31, 2015 and 2014, respectively	14,166	13,795
Inventories	40,308	39,844
Deferred income taxes	1,144	4,707
Prepaid VAT tax	1,775	471
Other current assets	2,663	2,108
Total current assets	66,818	65,481
Property and equipment, net	11,688	12,069
Deferred income tax, noncurrent	13,101
Prepaid VAT and other taxes	173	124
Security deposits	113	404
Intangibles, prepaid bank fees and other assets, net	443	1,533
Goodwill	871	871
Total assets	$93,208	$80,483
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,415	$8,181
Accrued compensation and benefits	2,860	1,189
Other accrued expenses	2,559	1,440
Current maturity of long-term debt	50	50
Current maturity of arbitration settlement	1,000	1,000
Short-term borrowing	3,299	2,559
Borrowings under revolving credit facility	5,642	12,415
Total current liabilities	23,824	26,835
Accrued arbitration award in Brazil (net of current maturities)	2,870	3,759
Long-term portion of Canada loan	800	1,111
Subordinated debt, net of OID, including PIK interest	-----	1,525
Other liabilities - accrued legal fees in Brazil	64,910	71
VAT taxes payable long term	2,393	2,706
Total liabilities	29,952	36,006
Stockholders’ equity
Preferred stock, $.01 par; authorized 1,500,000 shares (none issued)	-----	------
Common stock, $.01 par; authorized 10,000,000 shares, issued 7,414,037 and 5,713,180; outstanding 7,057,596 and 5,356,739 at January 31, 2015 and 2014, respectively	74	57
Treasury stock, at cost; 356,441 shares at January 31, 2015 and January 31, 2014	(3,352)	(3,352)
Additional paid-in capital	64,594	53,365
Accumulated deficit	4,654	(3,745)
Accumulated other comprehensive loss	(2,714)	(1,849)
Total stockholders' equity	63,256	44,477
Total liabilities and stockholders' equity	$93,208	$80,483

Numbers may not add due to rounding

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except share data)

(Unaudited)

	Years Ended
	January 31,
	2015	2014

Net sales	$99,734	$91,385
Cost of goods sold	66,022	66,551
Gross profit	33,712	24,833
Operating expenses
Selling and shipping	13,460	11,798
General and administrative	15,295	13,395
Total operating expense	28,755	25,192
Operating profit (loss)	4,957	(359)
Foreign exchange loss in Brazil	(125)	(476)
Other income (loss), of which $2,302,400 is from early extinguishment of debt	(2,419)	50
Interest expense	(2,352)	(2,186)
Income (loss) before income taxes	61	(2,971)
Benefit from income taxes	(8,337)	(2,851)
Net income (loss)	$8,399	$(120)
Net income (loss) per common share:
Basic	$1.35	$(0.02)
Diluted	$1.33	$(0.02)
Weighted average common shares outstanding:
Basic	6,214,303	5,689,230
Diluted	6,325,525	5,689,230

Numbers may not add due to rounding